Exhibit 99.1

Emerge Energy Services Announces Second Quarter 2018 Results

Fort Worth, Texas — August 1, 2018 — Emerge Energy Services LP (“Emerge Energy”) today announced second quarter 2018 financial and operating results.

Highlights

•	Total volumes sold increased 6% sequentially to a record 1,589 thousand tons in the second quarter.

•	Net income of $9.4 million and diluted earnings per unit of $0.30 for the second quarter.

•	Adjusted EBITDA increased 34% sequentially to $23.4 million for the second quarter.
Overview

Emerge Energy reported net income of $9.4 million, or $0.30 per diluted unit, for the three months ended June 30, 2018, compared to a net loss of $6.1 million, or $(0.30) per diluted unit for the three months ended June 30, 2017. For the three months ended March 31, 2018, net income was $1.5 million, or $0.05 per diluted unit.

Net revenues were $101.8 million for the three months ended June 30, 2018, compared to $82.6 million for the three months ended June 30, 2017, and $106.8 million for the three months ended March 31, 2018. Despite the 6% increase in volumes sequentially in the second quarter, net revenues decreased due to a decrease in the higher priced, terminal sales volumes. Volumes sold through our terminals totaled 26% of volume in the second quarter of 2018, compared to 39% in the first quarter of 2018.

Adjusted EBITDA was $23.4 million for the three months ended June 30, 2018, compared to $7.5 million for the three months ended June 30, 2017, and $17.4 million for the three months ended March 31, 2018.

Emerge Energy generated Distributable Cash Flow of $17.3 million for the three months ended June 30, 2018.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis. Emerge Energy will not make a cash distribution on its common units for the three months ended June 30, 2018, as the board of directors of its general partner did not approve a cash distribution.

“We delivered solid results in the second quarter,” noted Ted W. Beneski, Chairman of the board of directors of the general partner of Emerge Energy.  “Our total volumes sold improved by 6% sequentially to 1.6 million tons, and our Adjusted EBITDA increased by 34% sequentially to $23.4 million as higher sand prices, an increase of in-basin sales at our San Antonio and Kosse plants, and lower logistics costs boosted our margins.”

“The demand for frac sand remains healthy, but we experienced a minor slowdown to finish the second quarter, and the softness has partially continued into early third quarter. Conversations with our customers indicate that the conditions are temporary given the Permian takeaway constraints. However, we acknowledge that the frac sand industry faces a state of transition with the utilization of new in-basin plants increasing throughout the year. As a top five producer in the frac sand industry in the United States, we believe we are at the forefront of diversifying our business model to meet the new needs of the industry with both northern white and in-basin capabilities.”

“Demand for our San Antonio product is very strong, and we have made considerable progress on customer contracting by executing several agreements. San Antonio production volumes increased in the second quarter, but we incurred a two-month construction delay at the new dry plant. We are now expecting completion in late-August, so the San Antonio volumes should improve significantly in the third quarter. Also, we are now highly confident that we will receive the new NSR permit by late-August, allowing us to expand the plant to the ultimate 4.0 million tons per year capacity by the end of the third quarter this year.”

“We are excited about our previously announced new Oklahoma facility. We continue to work through the permitting process and expect to break ground on the new plant by mid-August. With the 1.5 million tons of new capacity at this plant, our total in-basin capacity will be 6.1 million tons, or approximately 50% of our total frac production capacity.”

“Finally, due to the San Antonio construction delay, we are updating our 2018 full year guidance to $110 million for Adjusted EBITDA and $50 million for net income. Despite the delay, we are nicely positioned for a strong second half of the year.”

Conference Call

Emerge Energy will host its 2018 second quarter results conference call on Wednesday, August 1, 2018 at 3:00 p.m. CT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (855) 850-4275 or (720) 634-2898 and entering pass code 9248628. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section. A replay will be available by audio webcast and teleconference for seven days following the conclusion of the call. The replay teleconference will be available by dialing (855) 859-2056 or (404) 537-3406 and the reservation number 9248628.

Operating Results

The following table summarizes Emerge Energy’s operating results for the six months ended June 30, 2018, and 2017, and three months ended March 31, 2018:

	Three Months Ended			Six Months Ended June 30,
	June 30, 2018	March 31, 2018	June 30, 2017	2018	2017

	($ in thousands)
Revenues:
Frac sand revenues	$100,788	$105,971	$80,909	$206,759	$156,091
Non-frac sand revenues	1,054	779	1,693	1,833	1,855
Total revenues	101,842	106,750	82,602	208,592	157,946
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	72,650	80,242	71,428	152,892	143,739
Depreciation, depletion and amortization	5,355	4,861	5,675	10,216	10,331
Selling, general and administrative expenses	7,390	8,571	6,850	15,961	12,728
Contract and project terminations	—	1,689	—	1,689	—
Total operating expenses	85,395	95,363	83,953	180,758	166,798
Operating income (loss)	16,447	11,387	(1,351)	27,834	(8,852)
Other expense (income):
Interest expense, net	6,736	10,492	5,082	17,228	8,280
Other	230	(688)	(3,008)	(458)	(2,317)
Total other expense	6,966	9,804	2,074	16,770	5,963
Income (loss) from continuing operations before provision for income taxes	9,481	1,583	(3,425)	11,064	(14,815)
Provision (benefit) for income taxes	53	97	—	150	—
Net income (loss) from continuing operations	9,428	1,486	(3,425)	10,914	(14,815)
Income (loss) from discontinued operations, net of taxes	—	—	(2,657)	—	(2,657)
Net income (loss)	$9,428	$1,486	$(6,082)	$10,914	$(17,472)

Adjusted EBITDA (a)	$23,362	$17,386	$7,534	$40,748	$7,602

Volume of frac sand sold (tons in thousands)	1,519	1,437	1,284	2,956	2,529
Volume of non-frac sand sold (tons in thousands)	70	66	108	136	114
Total volume of sand sold (tons in thousands)	1,589	1,503	1,392	3,092	2,643

Terminal sand sales (tons in thousands)	415	587	544	1,002	1,132

Volume of frac sand produced by plant (tons in thousands):
Arland, Wisconsin facility	493	407	508	900	876
Barron, Wisconsin facility	509	498	518	1,007	1,050
New Auburn, Wisconsin facility	310	345	302	655	619
San Antonio, Texas facility (b)	109	59	—	168	—
Kosse, Texas facility	108	99	47	207	112
Total volume of frac sand produced	1,529	1,408	1,375	2,937	2,657

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income and cash flows.
(b) Emerge Energy commenced frac sand production at the San Antonio facility in July 2017.
Continuing operations

Net income (loss) improved $7.9 million for the second quarter of 2018, compared to first quarter of 2018, mainly due to one-time non cash charges of $3.9 million write-off of deferred financing costs relating to the reduction of our revolving credit facility, and $1.7 million to write off the land owner agreements and related prepaid royalties incurred in the first quarter. We also incurred a one-time charge of $1.1 million of professional fees related to the refinancing in January 2018. Net income also improved in the second quarter of 2018 due to increased prices and higher volumes at our San Antonio and Kosse facilities. Volumes sold through our terminals totaled 26% of volume in the second quarter of 2018, compared to 39% in the first quarter of 2018.
Adjusted EBITDA improved $6.0 million for the second quarter of 2018, compared to the first quarter of 2018, mainly due to higher sand prices and increased volumes in the second quarter and a $4 million payment of deferred expenses in the first quarter.
Net income (loss) improved $15.5 million and Adjusted EBITDA improved $15.8 million for the second quarter of 2018, compared to same quarter in 2017, mainly due to an increase in total volumes sold, higher prices, and lower production costs on a per-ton basis. This was offset by increased selling, general and administrative expenses due to increased staffing in 2018.
Discontinued operations

During the three months ended June 30, 2017, we recorded a non-cash charge of $2.7 million related to the August 2016 sale of the Fuel business.
Capital Expenditures

For the three months ended June 30, 2018, Emerge Energy’s capital expenditures totaled $25.7 million.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells.  Emerge Energy operates its Sand business through its subsidiary Superior Silica Sands LLC. Emerge Energy also processed transmix, distributed refined motor fuels, operated bulk motor fuel storage terminals, and provided complementary fuel services through its fuel division which was sold on August 31, 2016.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Investor Relations
(817) 618-4020

EMERGE ENERGY SERVICES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues	$101,842	$82,602	$208,592	$157,946
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	72,650	71,428	152,892	143,739
Depreciation, depletion and amortization	5,355	5,675	10,216	10,331
Selling, general and administrative expenses	7,390	6,850	15,961	12,728
Contract and project terminations	—	—	1,689	—
Total operating expenses	85,395	83,953	180,758	166,798
Operating income (loss)	16,447	(1,351)	27,834	(8,852)
Other expense (income):
Interest expense, net	6,736	5,082	17,228	8,280
Other	230	(3,008)	(458)	(2,317)
Total other expense	6,966	2,074	16,770	5,963
Income (loss) from continuing operations before provision for income taxes	9,481	(3,425)	11,064	(14,815)
Provision (benefit) for income taxes	53	—	150	—
Net income (loss) from continuing operations	9,428	(3,425)	10,914	(14,815)
Income (loss) from discontinued operations, net of taxes	—	(2,657)	—	(2,657)
Net income (loss)	$9,428	$(6,082)	$10,914	$(17,472)

Earnings (loss) per common unit
Basic:
Earnings (loss) per common unit from continuing operations	$0.30	$(0.11)	$0.35	$(0.49)
Earnings (loss) per common unit from discontinued operations	—	(0.09)	—	(0.09)
Basic earnings (loss) per common unit	$0.30	$(0.20)	$0.35	$(0.58)

Diluted:
Earnings (loss) per common unit from continuing operations	$0.30	$(0.21)	$0.35	$(0.57)
Earnings (loss) per common unit from discontinued operations	—	(0.09)	—	(0.09)
Diluted earnings (loss) per common unit	$0.30	$(0.30)	$0.35	$(0.66)

Weighted average number of common units outstanding - basic	31,282,680	30,147,725	31,248,017	30,104,613
Weighted average number of common units outstanding - diluted	31,439,954	30,203,058	31,403,282	30,296,996

Adjusted EBITDA and Distributable Cash Flow

We calculate Adjusted EBITDA, a non-GAAP measure, in accordance with our current Credit Agreement as: net income (loss) plus consolidated interest expense (net of interest income), income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less income tax benefits and gains that are unusual or non-recurring and other adjustments allowable under our existing credit agreement. We report Adjusted EBITDA to our lenders under our revolving credit facility in determining our compliance with certain financial covenants. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Moreover, our Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies. The following table reconciles net income (loss) to Adjusted EBITDA for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017:

	Continuing		Discontinued		Consolidated		Consolidated

	Three Months Ended June 30,						March 31, 2018
	2018	2017	2018	2017	2018	2017

	($ in thousands)
Net income (loss)	$9,428	$(3,425)	$—	$(2,657)	$9,428	$(6,082)	$1,486
Interest expense, net	6,736	5,082	—	—	6,736	5,082	10,492
Depreciation, depletion and amortization	5,355	5,675	—	—	5,355	5,675	4,861
Provision (benefit) for income taxes	53	—	—	—	53	—	97
EBITDA	21,572	7,332	—	(2,657)	21,572	4,675	16,936
Equity-based compensation expense	426	330	—	—	426	330	434
Contract and project terminations	—	—	—	—	—	—	1,689
Reduction in escrow receivable	—	—	—	2,657	—	2,657	—
Provision for doubtful accounts	20	—	—	—	20	—	3
Accretion expense	31	29	—	—	31	29	31
Retirement of assets	318	66	—	—	318	66	2
Other state and local taxes	395	456	—	—	395	456	395
Non-cash deferred lease expense	355	2,329	—	—	355	2,329	(2,576)
Unrealized loss (gain) on fair value of warrant	245	(3,008)	—	—	245	(3,008)	(677)
Other adjustments allowable under our Credit Agreement	—	—	—	—	—	—	1,149
Adjusted EBITDA	$23,362	$7,534	$—	$—	$23,362	$7,534	$17,386

The following table present a reconciliation of net income (loss) to Adjusted EBITDA for the six months ended June 30, 2018,  and 2017:

	Continuing		Discontinued		Consolidated

	Six Months Ended June 30,
	2018	2017	2018	2017	2018	2017

	($ in thousands)
Net income (loss)	$10,914	$(14,815)	$—	$(2,657)	$10,914	$(17,472)
Interest expense, net	17,228	8,280	—	—	17,228	8,280
Depreciation, depletion and amortization	10,216	10,331	—	—	10,216	10,331
Provision (benefit) for income taxes	150	—	—	—	150	—
EBITDA	38,508	3,796	—	(2,657)	38,508	1,139
Equity-based compensation expense	860	677	—	—	860	677
Contract and project terminations	1,689	—	—	—	1,689	—
Reduction in escrow receivable	—	—	—	2,657	—	2,657
Provision for doubtful accounts	23	—	—	—	23	—
Accretion expense	62	58	—	—	62	58
Retirement of assets	320	60	—	—	320	60
Other state and local taxes	790	880	—	—	790	880
Non-cash deferred lease expense	(2,221)	4,230	—	—	(2,221)	4,230
Unrealized (gain) loss on fair value of warrant	(432)	(2,312)	—	—	(432)	(2,312)
Other adjustments allowable under our Credit Agreement	1,149	213	—	—	1,149	213
Adjusted EBITDA	$40,748	$7,602	$—	$—	$40,748	$7,602
The following table reconciles Consolidated Adjusted EBITDA to our operating cash flows for the three and six months ended June 30, 2018 , and 2017, and March 31, 2018:

	Three Months Ended			Six Months Ended June 30,
	June 30, 2018	March 31, 2018	June 30, 2017	2018	2017

	($ in thousands)
Adjusted EBITDA	$23,362	$17,386	$7,534	$40,748	$7,602
Interest expense, net	(5,722)	(5,964)	(3,975)	(11,686)	(6,659)
Income tax expense	(447)	(493)	(456)	(940)	(880)
Other adjustments allowable under our Credit Agreement	—	(1,149)	—	(1,149)	(213)
Cost to retire assets	—	—	19	—	19
Non-cash deferred lease expense	(355)	2,576	(2,329)	2,221	(4,230)
Change in other operating assets and liabilities	8,520	(1,612)	4,973	6,908	(2,812)
Cash flows from operating activities:	$25,358	$10,744	$5,766	$36,102	$(7,173)

Cash flows from investing activities:	$(25,683)	$(30,093)	$(22,230)	$(55,776)	$(23,622)

Cash flows from financing activities:	$(7,248)	$22,309	$14,554	$15,061	$30,980

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. We believe that the presentation of Distributable Cash Flow in this report provides information useful to investors in assessing our financial condition and results of operations. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. However, our Distributable Cash Flow may not be comparable to similarly-titled measures that other companies use. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flows:

Three Months Ended June 30, 2018

Net income (loss)	$9,428

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	5,355
Add amortization of deferred financing costs	1,014
Add equity-based compensation, net	426
Add non-cash deferred lease expense	355
Add loss on disposal of assets	318
Add unrealized loss on fair value of warrants	245
Add income taxes accrued, net of payments	79
Add accretion expense	31
Add allowance for doubtful accounts	20
Distributable cash flow	$17,271